Exhibit 99.1

Combined Abbreviated Financial Statements

Auditor’s Report and Financial Statements

Combined Abbreviated Financial Statements

Page
Report of Independent Auditors………………………………………………………………………………...	3
Combined Statements of Assets Acquired and Liabilities Assumed as of July 2, 2017 and January 1, 201 ….	4
Combined Statements of Net Revenue and Direct Expenses for the Six Months Ended July 2, 2017 and July 3, 2016 and the Year Ended January 1, 2017………………………………………………………….	5
Notes to Combined Abbreviated Financial Statements……………………………………………………..…	6

Report of Independent Auditors

The Board of Directors of NantHealth, Inc.

We have audited the accompanying combined abbreviated financial statements of the provider/patient engagement solutions business of NantHealth, Inc., which comprises the combined statement of assets acquired and liabilities assumed as of January 1, 2017, the related combined statement of net revenue and direct operating expenses for the period from January 4, 2016 to January 1, 2017, and the related notes to the combined abbreviated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

 An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

 We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined statement of assets acquired and liabilities assumed of the provider/patient engagement solutions business of NantHealth, Inc. at January 1, 2017, and its combined statement of net revenue and direct operating expenses for the period from January 4, 2016 to January 1, 2017, in conformity with U.S. generally accepted accounting principles.

Emphasis of Matter

As described in Note 1, the combined abbreviated financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K/A of Allscripts Healthcare Solutions, Inc. in connection with NantHealth, Inc.’s sale of the business to Allscripts Healthcare Solutions, Inc. and are not intended to be a complete presentation of the provider/patient engagement solutions business’ assets, liabilities, revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young, LLP

Los Angeles, California

November 3, 2017

Combined Statements of Assets Acquired and Liabilities Assumed

(Dollars in thousands)

	As of
	July 2, 2017	January 1, 2017
	(Unaudited)
Assets acquired
Current assets
Cash	$73	$63
Accounts receivable, net	831	2,055
Inventories	507	532
Deferred implementation costs	3,271	2,730
Prepaid expenses and other current assets	1,287	1,279
Total current assets	5,969	6,659
Property, plant and equipment, net	11,470	9,010
Deferred implementation costs, net of current	4,777	4,709
Intangible assets, net	35,469	40,314
Other assets	189	206
Total assets acquired	$57,874	$60,898

Liabilities Assumed
Current Liabilities
Accounts payable	$225	$334
Accrued and other current liabilities	1,354	1,918
Deferred revenue	8,206	7,616
Total current liabilities	9,785	9,868
Deferred revenue, net of current	5,695	6,111
Total liabilities assumed	15,480	15,979
Net assets acquired and liabilities assumed	$42,394	$44,919

The accompanying notes are an integral part of these combined abbreviated financial statements

Combined Statements of Net Revenue and Direct Expenses

(Dollars in thousands)

	For the Six Months Ended		Year Ended
	July 2, 2017	July 3, 2016	January 1, 2017
	(Unaudited)
Net revenue
Software and hardware	$845	$812	$1,492
Software-as-a-service	849	1,073	2,149
Total software-related revenue	1,694	1,885	3,641
Maintenance	2,369	2,650	5,149
Other services	2,058	4,511	11,186
Total net revenue	6,121	9,046	19,976

Direct expenses
Software and hardware	687	534	1,018
Software-as-a-service	2,175	3,105	4,830
Total software-related cost of revenue	2,862	3,639	5,848
Maintenance	1,527	764	1,952
Other services	6,817	4,370	13,776
Amortization of developed technologies	3,325	3,325	6,650
Total cost of revenue	14,531	12,098	28,226
Selling, general and administrative	7,162	7,795	15,395
Research and development	7,943	8,458	14,327
Amortization of software license and other intangible assets	1,520	1,520	3,040
Impairment of goodwill	-	-	51,062
Total direct expenses	31,156	29,871	112,050
Net revenue less than direct expenses	$(25,035)	$(20,825)	$(92,074)

The accompanying notes are an integral part of these combined abbreviated financial statements

Notes to Combined Abbreviated Financial Statements

(Dollars in thousands)

Note 1:	Background of Disposition and Basis of Presentation

Background of Disposition

On August 3, 2017, Allscripts Healthcare Solutions, Inc. (“Allscripts”) entered into an asset purchase agreement (the “APA”) with NantHealth, Inc. (“NantHealth”), pursuant to which NantHealth agreed to sell to Allscripts substantially all of the assets of NantHealth’s provider/patient engagement solutions business, including NantHealth’s FusionFX solution and components of its NantOS software connectivity solutions (the “Business”). On August 25, 2017, NantHealth and Allscripts completed the sale of the Business pursuant to the APA.

The Business helps complex healthcare delivery organizations such as hospitals, multi-location care facilities, and regional provider networks achieve better patient outcomes, clinical and administrative workflow efficiency and stronger collaboration across the continuum of care, by enabling communication and coordination of provider and patient health records. The web-based and mobile apps include patient, provider and collaboration portals for advanced care coordination.

Basis of Presentation

The accompanying Combined Statements of Assets Assumed and Liabilities Acquired, and Combined Statements of Net Revenue and Direct Expenses (the “Financial Statements”) of the Business were prepared for the purpose of providing Allscripts historical information to comply with the rules and regulations of the Securities and Exchange Commission (“SEC”) under Rule 3-05 of Regulation S-X for inclusion in an amendment to the Form 8-K filed by Allscripts on August 31, 2017. These Financial Statements are not intended to be a complete presentation and are not necessarily indicative of the financial position or results of operations that would have been achieved if the Business had operated as a separate, stand-alone entity as of or during any of the periods presented, nor are they indicative of the financial condition or results going forward due to the changes in the Business and the omission of certain operating expenses.

In performing the first step of the assessment under ASC Topic 205-40, “Presentation of Financial Statements—Going Concern” (“ASC Topic 205-40”), NantHealth considered the Business has sustained ongoing losses and is projecting losses for at least the next twelve months from the release of the report date. Without obtaining additional financing and without consideration of management’s other plans to fund the Business, continued net losses raise substantial doubt about the Business’ ability to continue as a going concern under the first step of the assessment. In performing the second step of this assessment, the requirement is to evaluate whether there are other plans to mitigate the conditions to alleviate the substantial doubt about the Business’ ability to meet its obligations as they become due. In connection with the assessment, Allscripts has provided representation that it has the intention and ability to financially support the Business as reasonably required for its operations. Based on the representation, NantHealth has concluded that the Business has the ability to meet its obligations as they become due within one year after the date that the financial statements are issued.

The Financial Statements and accompanying notes are derived from NantHealth's historical accounting records, which are maintained in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").  NantHealth has never prepared full stand-alone or full carve-out financial statements for the Business and separate and discrete financial information for the Business does not exist. Therefore, it is impracticable to prepare complete financial statements for the Business.

The Business’ fiscal year consists of 52 or 53 weeks ending the Sunday closest to December 31, with quarters of 13 or 14 weeks ending the Sunday closest to March 31, June 30, September 30, and December 31. The 2016 fiscal year is comprised of 52 weeks and the six month periods ended July 2, 2017 and July 3, 2016 are each comprised of 26 weeks.

The Combined Statements of Assets Acquired and Liabilities Assumed as of July 2, 2017 and January 1, 2017 include only the specific assets and liabilities related to the Business that were acquired by Allscripts, as defined in the APA, and are presented on the basis of the Business’ historical U.S. GAAP carrying value.

The Combined Statements of Net Revenue and Direct Expenses for the six months ended July 2, 2017 and July 3, 2016, and the year ended January 1, 2017 include revenue and expenses directly attributable to the Business. Direct expenses include sales and marketing, research and development, depreciation and amortization, stock compensation and other administrative costs directly associated with the revenue producing activities of the Business. Certain costs and expenses have been allocated by NantHealth to the Business based on a specific identification basis. These Financial Statements reflect a consistent application of methodology for each reporting period presented. Direct expenses exclude costs that are not directly involved in the revenue producing activity, such as interest, taxes, and corporate overhead, including internal IT, facilities, and corporate payroll costs. Therefore, future results of operations and financial position could differ materially from the historical amounts presented herein.

Statements of cash flows are not presented as all cash flow requirements of the Business were funded by NantHealth and cash management functions were not performed at the Business level. Therefore, it is impracticable to present a statement of cash flows, including cash flows from operating, investing and financing activities.

The Combined Statements of Assets Acquired and Liabilities Assumed as of July 2, 2017 and the Combined Statements of Net Revenue and Direct Expenses for the six month periods ended July 2, 2017 and July 3, 2016 are unaudited. However, in the opinion of management, these financial statements include all information necessary for a fair presentation.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts. Actual results could differ from these estimates.

Revenue Recognition

Revenue represents the consideration received or receivable from clients for solutions and services provided by the Business. The Business’ revenue is generated from the following sources:

•

Software and hardware - Software and hardware revenue is generated from the sale of the Business’ software, on either a perpetual or term license basis, and the sale of hardware. The software is installed on the client’s site or the client’s designated vendor’s site and is not hosted by the Business or by a vendor contracted by the Business. The Business also sells third-party software and hardware to its clients.

•

Software-as-a-service (“SaaS”) - SaaS revenue is generated from clients’ access to and usage of the Business’ hosted software solutions on a subscription basis for a specified contract term, which is usually monthly. In SaaS arrangements, the client cannot take possession of the software during the term of the contract and generally has the right to access and use the software and receive any software upgrades published during the subscription period.

•

Maintenance - Maintenance revenue includes ongoing post contract client support (“PCS”) or maintenance during the paid PCS term. Additionally, PCS includes ongoing development of software updates and upgrades provided to the client on a when and if available basis.

•

Other services - Other services includes revenue from professional services provided that are generally complementary to the software and may or may not be required for the software to function as desired by the client. The services are generally provided in the form of training and implementation services during the software license period and do not include PCS. Other services revenue also includes services provided in conjunction with the wellness program and any other services not included in the preceding revenue sources.

Revenue is recognized when persuasive evidence of an arrangement exists, services or products have been provided to the client, fees are fixed or determinable, and collectability is reasonably assured. While most of the Business’ arrangements include short-term payment terms, the Business on occasion provides payment terms to clients in excess of one year from the date of contract signing. The Business does not recognize revenue for arrangements containing these extended payment terms until such payments become due. Certain of the Business’ customer arrangements allow for termination for convenience with advance notice. Such termination rights do not allow for refunds other than prepaid PCS or other services. These provisions do not affect when the Business commences revenue recognition. The Business also has certain arrangements which allow for termination and refunds of fees in the event that software acceptance by the customer has not occurred. In these instances, the Business will defer all revenue until software acceptance has occurred.

The Business engages in various multiple-element arrangements, which may generate revenue across any of the sources noted above. For multiple-element software arrangements that involve the sale of the Business’ proprietary software, PCS and other software-related services, vendor-specific objective evidence (“VSOE”) of fair value is required to allocate and recognize revenue for each element. VSOE of fair value does not exist for any of the undelivered software-related elements. Therefore, revenue is deferred until only one undelivered element remains (typically the PCS element) and then recognized following the pattern of delivery of the final undelivered element. The Business’ multiple element arrangements typically provide for renewal of PCS terms upon expiration of the original term. The amounts of these PCS renewals are recognized as revenue ratably over the specified PCS renewal period.

For non-software arrangements that include multiple-elements, primarily consisting of the Business’ SaaS, revenue recognition involves the identification of separate units of accounting after consideration of combining and/or segmenting contracts and allocation of the arrangement consideration to the units of accounting on the basis of their relative selling price. The selling price used for each deliverable is based on VSOE of fair value, if available, third party evidence (“TPE”) of fair value if VSOE is not available, or the Business’ best estimate of selling price (“BESP”) if neither VSOE nor TPE is available. In determining the units of accounting for these arrangements, the Business evaluates whether each deliverable has stand-alone value as defined in the Financial Accounting Standards Board’s (“FASB”) guidance. The Business’ SaaS arrangements are treated as a single unit of accounting as the professional services do not have standalone value. As a result, the Business recognizes initial system implementation and deployment fees ratably over the non-cancellable term of the agreement, beginning with when the system implementation or deployment services are completed and accepted by the customer.

If an arrangement to deliver software requires significant production, modification or customization of the licensed software, the Business accounts for the arrangement as a construction-type contract. The Business currently recognizes revenue for these arrangements using the completed-contract method as it does not currently have sufficient information to reliably estimate the percentage of completion for these projects. The Business considers these arrangements to be substantially complete upon the clients’ acceptance of the software and related professional services and consistently applies this policy to all contract accounting arrangements.

Transaction processing fees are recognized on a monthly basis based on the number of transactions processed and the fee per transaction.

Revenue derived from reseller arrangements is recognized when the resellers, in turn, sell the software solution to their clients and installation of the software solution has occurred, provided all other revenue recognition criteria are met. This is commonly referred to as the sell-through method and the Business defers recognition until there is a sell-through by the reseller to an actual end user client and acceptance by the end user has occurred.

Cost of Revenue

Cost of revenue includes associate salaries, bonuses and benefits, stock based compensation, consultant costs, direct reimbursable travel expenses, amortization related to acquired definite-lived intangibles, including acquired technology, and software developed for internal use and other direct engagement costs associated with the design, development, sale and installation of systems, including system support and maintenance services for clients. System support includes ongoing client assistance for software updates and upgrades, installation, training and functionality. All service costs except deferred implementation costs are expensed when incurred. Amortization of deferred implementation costs are also included in cost of revenue. Cost of revenue associated with each of the Business’ revenue sources consists of the following types of costs:

•	Software and hardware - Software and hardware cost of revenue includes third-party software and hardware costs directly associated with solutions, including purchasing and receiving costs.
•	Software-as-a-service - SaaS cost of revenue includes personnel-related costs, amortization of deferred implementation costs and other direct costs associated with delivery and hosting.
•	Maintenance - Maintenance cost of revenue includes personnel-related costs and other direct costs associated with the ongoing support or maintenance provided to the Business’ clients.
•

Other services - Other services cost of revenue includes personnel-related, amortization of deferred implementation costs and other direct costs associated with the Business’ software training and implementation services provided to the Business’ clients as well as direct expenses relating to the Business’ wellness programs.

Selling, General and Administrative costs

Selling, general and administrative expense consists primarily of personnel-related expenses for the Business’ sales and marketing, operations, stock based compensation, and advertising and marketing promotions. It also includes trade show and event costs, sponsorship costs, point of purchase display expenses and related amortization as well as consulting and professional fees, facility expenses and administrative costs. Advertising costs are expensed as incurred.

Research and Development Expenses

Research and development (“R&D”) costs incurred to establish the technological feasibility of software to be sold are expensed as incurred. These expenses include the costs of the Business’ proprietary R&D efforts, employee salaries and benefits (including stock based compensation), as well as costs incurred in connection with certain licensing arrangements.

Stock Based Compensation

Employees of the Business participate in NantHealth’s stock based compensation plan and the costs related thereto have been included in these financial statements. Compensation expense is recorded based on the grant date fair value of the equity awards granted to employees of the Business. That cost is recognized in the Combined Statements of Net Revenue and Direct Expenses over the period during which an employee is required to provide service in exchange for the award. See Note 7 for additional information on stock based compensation.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of amounts related to PCS and other services that were billed but not yet delivered at each period end and net of allowances for doubtful accounts. The allowance for doubtful accounts is based on management’s assessment of the collectability of accounts. The Business regularly reviews the adequacy of the allowance for doubtful accounts by considering the age of each outstanding invoice and the collection history of each client to determine whether a specific allowance is appropriate. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified.

The allowance for doubtful accounts was $0.5 million and $0.4 million as of July 2, 2017 and January 1, 2017, respectively.

Concentrations of Risk

The following table summarizes the number of customers that individually comprise greater than 10% of revenue and their aggregate percentages of total revenue:

	Significant	Percentage of Total Revenue
Period	Customers	A	B	C
Six Months Ended July 2, 2017 (Unaudited)	2	29%	0%	10%
Six Months Ended July 3, 2016 (Unaudited)	1	6%	56%	7%
Year Ended January 1, 2017	3	17%	25%	17%

Property, Plant and Equipment, net

Property, plant and equipment received in connection with business combinations are recorded at fair value. Property, plant and equipment acquired in the normal course of business are recorded at cost. Depreciation is computed on a straight line basis over the estimated useful lives of the related assets (See Note 3). Maintenance and repairs are charged to expense as incurred while expenditures for refurbishments and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.

The Business accounts for the costs of computer software obtained or developed for internal use in accordance with FASB ASC 350, "Intangibles — Goodwill and Other" ("ASC 350"). Computer software development costs are expensed as incurred, except for internal use software costs that qualify for capitalization as described below, and include employee related expenses, including salaries, benefits and stock-based compensation expenses; costs of computer hardware and software; and costs incurred in developing features and functionality. These capitalized costs are included in property, plant and equipment on the Combined Statements of Assets Acquired and Liabilities Assumed. The Business expenses costs incurred in the preliminary project and post implementation stages of software development and capitalizes costs incurred in the application development stage and costs associated with significant enhancements to existing internal use software applications. Software costs are amortized using the straight-line method commencing when the software project is ready for its intended use.

Deferred Implementation Costs

The Business provides SaaS and information technology management services under long-term arrangements which require the Business to perform system implementation activities. In some cases, the arrangements either contain provisions requiring customer acceptance of the setup activities prior to commencement of the ongoing services arrangement or the system implementation services do not have separate value from the service revenue. Up-front fees billed during the setup phase for these arrangements are deferred and setup costs that are direct and incremental to the contract are capitalized. The costs deferred consist of employee compensation (including stock based compensation) and benefits for those employees directly involved with performing system implementation or deployment services, as well as other direct and incremental costs.

The Business defers costs estimated to be realizable based on contracted implementation revenue and estimated margin from the service contract. The Business periodically reviews the deferred implementation contracts for recoverability. The costs are amortized to cost of revenue ratably over the term of the agreement, beginning with when the system implementation or deployment services are completed.

Goodwill and Intangible Assets

Goodwill is initially measured as the excess of the cost of an acquired company over the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed. Goodwill allocated to these abbreviated financial statements was based on historical acquired goodwill associated with business acquisitions whose assets are being sold to Allscripts. The Business does not amortize goodwill, but rather reviews the carrying value of these assets for impairment at least annually. Additional testing for impairment is performed should any indication of impairment arise at a date other than the annual impairment testing date, which is the last day of the fiscal year.

In its impairment test, the fair value of the Business is compared to its carrying value, including goodwill. The Company estimates its fair value by estimating the present value of its expected future cash flows. If the fair value of the Business exceeds carrying value, no impairment loss is recognized. If the carrying value exceeds the fair value, the goodwill of the Company is considered to be impaired.

The Business early adopted Accounting Standards Update (“ASU”) No. 2017-04 as of January 1, 2017, which simplifies the subsequent measurement of goodwill to eliminate Step 2 from the goodwill impairment test, removing the need to determine the implied fair value of goodwill and comparing it to the carrying amount of that goodwill to measure the impairment loss, if any. Therefore, if impairment exists, the carrying value of the goodwill is reduced through an impairment charge recorded in the Combined Statement of Net Revenue and Direct Expenses, equal to the excess of the carrying value of the Business over its fair value.

Accounting guidance requires that definite-lived intangible assets be amortized over their respective estimated useful lives and reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Amortization of finite-lived intangible assets is provided over their estimated useful lives on a straight-line basis or the pattern in which economic benefits are consumed, if reliably determinable. If the estimates of the useful lives change, the Business amortizes the remaining book value over the remaining useful lives or, if an asset is deemed to be impaired, a write-down of the value of the asset to its fair value may be required at such time. The Business reviews its finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Deferred Revenue

The Business records deferred revenue when it receives cash from clients prior to meeting the applicable revenue recognition criteria. The Business uses judgment in determining the period over which the deliverables are recognized as revenue. Current and non-current deferred revenue are comprised of deferrals for fees related to software licenses, SaaS arrangements, PCS services, non-PCS services and other revenue. Non-current deferred revenue is expected to be recognized on or over a 12 month period.

Recent Accounting Pronouncements

Revenue from Contracts with Customers

The new FASB Topic 606 standards commencing with ASU No. 2014-09 (Topic 606), Revenue from Contracts with Customers replace existing revenue recognition rules including industry-specific guidance. Topic 606 outlines a five-step process for revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards, and also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows from contracts with customers. Major provisions include determining which goods and services are distinct and require separate accounting (performance obligations), how variable consideration (which may include change orders and claims) is recognized, whether revenue should be recognized at a point in time or over time and ensuring the time value of money is considered in the transaction price. Revenue is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for goods or services. ASU 2014-09 allows for both retrospective and prospective methods of adoption and is effective for periods beginning after December 15, 2017.

Upon initial evaluation, the most significant impact will likely be to its software arrangements due to the requirement to estimate the selling price for deliverables. The Business is also assessing the impact of capitalizing costs associated with obtaining customer contracts, specifically commission and incentive payments. Currently, these payments are expensed in the period they are incurred. Under the updated guidance, these payments will be deferred and amortized over the expected life of the customer contract.

Other accounting pronouncements

In January 2017, the FASB issued ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350) to simplify the accounting for goodwill impairment. This guidance, among other things, removes step 2 of the goodwill impairment test thus eliminating the need to determine the fair value of individual assets and liabilities of the reporting unit. Upon adoption of this ASU, goodwill impairment will be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This may result in more or less impairment being recognized than under current guidance. This guidance will become effective for interim goodwill impairment tests beginning with the year ending December 31, 2019. The Business early adopted this standard as of January 1, 2017.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842.) The update is aimed at making leasing activities more transparent and comparable, and requires substantially all leases be recognized by lessees on their Statement of Assets Acquired and Liabilities Assumed as a right-of-use asset and corresponding lease liability, including leases currently accounted for as operating leases. This guidance will become effective for interim and annual reporting periods beginning with the year ending December 31, 2019. Early adoption is permitted. The Business is currently evaluating the impact that the adoption of this guidance will have on its Financial Statements and related disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not have, or are not believed by management to have, a material impact on the Business' present or future Financial Statements.

Note 3. Property, Plant and Equipment, net

Property, plant and equipment, net as of July 2, 2017 and January 1, 2017 consisted of the following (in thousands):

	Useful Life	As of
	(in years)	July 2, 2017	January 1, 2017
		(Unaudited)
Computer equipment and software	3-5	$2,890	$6,829
Furniture and equipment	5-7	4,364	183
Leasehold and building improvements (1)		130	130
Internal use software	3	9,716	5,229
		17,100	12,371
Less: Accumulated depreciation and amortization		(5,630)	(3,361)
Property, plant and equipment, net		$11,470	$9,010

_______________________________________

(1) Useful life for leasehold and building improvements represents the term of the lease or the estimated life of the related improvements, whichever is shorter.

Depreciation expense was $2.2 million and $0.8 million for the six months ended July 2, 2017 and July 3, 2016, respectively, of which $0.9 million and $0.0 million is related to internal use capitalized software development costs, respectively. Depreciation expense was $2.3 million for the year ended January 1, 2017, of which $0.4 million related to internal use capitalized software development costs.

Note 4. Intangible Assets, net

The Business’ definite-lived intangible assets as of July 2, 2017 and January 1, 2017 consisted of the following (in thousands):

	As of July 2, 2017
			(Unaudited)
	Customer	Developed	Software	Trade
	Relationships	Technologies	License	Names	Total
Gross carrying amount	$12,800	$37,800	$5,000	$2,400	$58,000
Accumulated amortization	(5,120)	(14,264)	(2,187)	(960)	(22,531)
Intangible assets, net	$7,680	$23,536	$2,813	$1,440	$35,469

	As of January 1, 2017
	Customer	Developed	Software	Trade
	Relationships	Technologies	License	Names	Total
Gross carrying amount	$12,800	$37,800	$5,000	$2,400	$58,000
Accumulated amortization	(3,840)	(11,564)	(1,562)	(720)	(17,686)
Intangible assets, net	$8,960	$26,236	$3,438	$1,680	$40,314

The Business reviews its definite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Amortization expense was $4.8 million and $4.8 million for the six months ended July 2, 2017 and July 3, 2016, respectively. Amortization expense for the year ended January 1, 2017 was $9.7 million.

The estimated future intangibles amortization expense over the next five years and thereafter for the intangible assets that exist as of July 2, 2017 is as follows (in thousands):

Amounts
Remainder of 2017	$4,845
2018	9,690
2019	9,377
2020	6,920
2021	3,608
Thereafter	1,029
Total future intangibles amortization expense	$35,469

Note 5. Goodwill

The following table summarizes the changes in the carrying amount of goodwill (in thousands):

Amounts
Balance as of January 4, 2016	$51,062
Impairment of goodwill	(51,062)
Balance as of January 1, 2017	-

The goodwill balance as of January 4, 2016 relates to the acquisitions of Net.Orange, Inc. in 2014 and of certain Healthcare Solutions assets acquired from Harris Corporation in 2015.

The Business performed its annual test for impairment on January 1, 2017 and determined that the carrying value of the Business, which is comprised of a sole reporting unit, exceeded the fair value. The Business concluded that goodwill was fully impaired and recorded an impairment charge of $51.1 million, which is included in the caption "Impairment of goodwill" within the accompanying Combined Statements of Net Revenue and Direct Expenses.

Note 6. Commitments and Contingencies

The Business' principal commitments consist of non-cancelable leases for its office space.

The Business leases both real estate and equipment used in its operations and classifies those leases as either operating or capital leases for accounting purposes. As of July 2, 2017 and January 1, 2017, the Business had no material capital leases and the remaining lives of its operating leases ranged from one to five years.

Rental expense associated with operating leases is charged to expense in the year incurred and is included in the Combined Statements of Net Revenue and Direct Expenses. For the six months ended July 2, 2017 and July 3, 2016 the rental expense was charged to selling, general and administrative expense in the amount of $0.5 million and $0.3 million, respectively. For the year ended January 1, 2017 the rental expense was charged to selling, general and administrative expense in the amount of $0.6 million.

As of July 2, 2017, the Business’ future minimum rental commitments under its non-cancellable operating leases are as follows (in thousands):

Amounts
Remainder of 2017	$464
2018	781
2019	285
2020	271
2021	162
Total minimum rental commitments	$1,963

Note 7. Stock Based Compensation

The following table reflects the components of stock-based compensation expense recognized in the Business' Combined Statements of Net Revenue and Direct Expenses (in thousands):

	Six Months Ended		Year Ended
	July 2, 2017	July 3, 2016	January 1, 2017
	(Unaudited)
Cost of revenue	$570	$2,297	$2,978
Selling, general and administrative	240	1,720	1,778
Research and development	240	2,890	4,134
Total stock-based compensation expense	1,050	6,907	8,890
Amount capitalized to internal-use software and deferred implementation costs	151	-	1,014
Total stock-based compensation cost	$1,201	$6,907	$9,904

On March 31, 2015, NantHealth approved the NantHealth, LLC Phantom Unit Plan (the “Phantom Unit Plan”). Each grant of phantom units made to a participant under the Phantom Unit Plan vests over a defined service period, subject to completion of a liquidity event. Compensation costs of awards to employees are measured at the grant-date fair value and expensed over the period during which an employee is required to provide service in exchange for the award (the vesting period).

Note 8. Subsequent Events

The Company evaluated subsequent events for recognition and measurement purposes through November 3, 2017, the date the Financial Statements were issued. The Company has evaluated subsequent events for purposes of disclosure through November 9, 2017. The Company has concluded there are no subsequent events or transactions which have not been disclosed in the Financial Statements.